Exhibit 16.1



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
                             GOLDSTEIN & GANZ, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                                                              Member of the American Institute
                               98 CUTTERMILL ROAD             of Certified Public Accountants

                           GREAT NECK, NEW YORK 11021         Member of The New York State
                                                              Society of Certified Public Accountants
                                 --------------

                                 (516) 487-0110

                            Facsimile (516) 487-2928
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April 28, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Commissioners:

      We have read the statements made by Medical Nutrition USA, Inc. under Item 4.01(a) of its Form 8-K dated April 28, 2006. We agree with the statements concerning our firm in that Form 8-K. We are not in a position to agree or disagree with the other statements of Medical Nutrition USA, Inc. contained therein.

Very truly yours,


/s/ GOLDSTEIN & GANZ, CPA'S, P.C.


cc:   Mr. Frank Newman, CEO
      Medical Nutrition USA, Inc.
      10 West Forest Avenue
      Englewood, NJ  07631

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